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                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 19, 2000
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                         Connectivity Technologies Inc.
                         ------------------------------
             (exact name of registrant as specified in its charter)



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
Delaware                                              0-12113                                       94-2691724
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(State or other jurisdiction of                       (Commission File Number)                      (IRS Employer Identification
incorporation)                                                                                      No.)
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
c/o Craig & Macauley, P.C., 600 Atlantic Avenue, Boston, Massachusetts          02210-2211
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(Address of principal executive offices)                                        (zip code)
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Registrant's Telephone Number, including Area Code:  (617) 367-9500
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   680 Mechanic Street, Ste. 1201, PO Box 786, Leominster, Massachusetts 01453
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          (Former name or former address, if changed since last report)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS



            On May 19, 2000 (the "Closing Date"), Connectivity Technologies
Inc., a Delaware corporation (the "Company" or the "Registrant"), Connectivity
Products Incorporated, a Delaware corporation and a 98% owned subsidiary of the Registrant ("CPI"), the Company's only operating subsidiary, Rome Group, Inc., a
Delaware corporation ("Parent"), and RGCP Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub") entered into an Agreement and Plan of Merger (the "Agreement and Plan of Merger") pursuant to which Sub merged (the "Merger") with and into CPI, with CPI surviving as a wholly owned subsidiary of Parent as of the Closing Date.

              CPI is engaged in the manufacture and assembly of wire and cable products and maintains operations in Leominster, Massachusetts and Auburn Hills, Michigan. CPI's assets, all of which were acquired by Parent in connection with the Merger, principally include (i) trade accounts receivable, (ii) inventories,
(iii) leasehold interests in real property, including improvements and fixtures,
(iv) furniture, fixtures and equipment, (v) cash, marketable securities, deposits and prepaid expenses, and (vi) office, operating and other supplies.

              The Company intends to maintain its status as a public corporation and to seek to acquire other operating assets. No assurance may be given that such operating assets will be located or that if such assets are located that the Company will be able to obtain sufficient and acceptable financing to acquire them. Unless and until such operating assets are located and acquired, the only revenue anticipated by the Company will be payments of principal and interest under the Subordinated Notes described below. No assurance can be given that this revenue will be adequate to meet day to day expenses which are expected to be primarily administrative costs such as accounting, insurance and similar charges. The Company would plan to borrow to meet any shortfall but no assurance can be given that such borrowings will available on terms deemed acceptable by the Company. The Company expects to retain its substantial net operating losses for tax purposes.

              In consideration for the Merger, the Company received the following: (i) a subordinated promissory note from Parent in the principal amount of $1,750,000 (the "$1,750,000 Note"); (ii) an additional subordinated promissory note of Parent in the principal amount of approximately $584,000, representing the approximate amount of the tax refund received in respect of a consolidated federal income tax return filed by the group consisting of the Company and CPI and retained by CTI (the "Tax Refund Note", together with the $1,750,000 Note, the "Subordinated Notes"); and (iii) a cash payment from CPI estimated at $184,700, net of certain transaction related expenses. Interest only shall be payable on a monthly basis for one year under the Subordinated
Notes at a rate equal to Fleet National Bank's Prime Rate plus 1/4% for a term of four years. Thereafter, in addition to interest, monthly payments of principal shall be due in the amount of approximately $48,600 and $16,000 under the $1,750,000 Note and the Tax Refund Note, respectively. The Company may receive an additional promissory note with similar terms to the Subordinated
Notes of up to approximately $200,000 if further tax refunds are received. All of the foregoing notes are subordinated to CPI's lenders and former lenders under terms of subordination agreements that would prevent payment of principal and interest to the Company


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in the event of default by Parent on its obligations to those lenders. In the case of the Tax Refund Note, payments to the Company cannot be made thereunder until the aggregate outstanding principal balance under the Bank Notes (as defined below) has been reduced to $250,000. No assurance can be given that the Company will receive all or any part of the principal and interest of any of the foregoing notes. The Company incurred a substantial capital loss in connection with the sale of CPI.

              Immediately prior to the closing under the Agreement and Plan of Merger (the "Closing"), CPI's indebtedness to its bank lenders was approximately
$16,000,000. This amount was satisfied by funds from Parent and two promissory notes of Parent each in the principal amount of $500,000 (the "Bank Notes"). The
Company has no further payment obligations to CPI's lenders.

              Under the Agreement and Plan of Merger, the Company has agreed to audit CPI's employee benefit plans and to take such actions, if any, to bring them into compliance with applicable requirements.

              At the Closing, Parent assumed and satisfied certain monetary obligations of CPI to an executive of CPI, who was also a member of the group from whom the Company acquired its interest in CPI, and the executive agreed to transfer back to CPI subordinated notes and shares of CPI Common Stock held by the executive. The Company also paid $25,000 to the executive at Closing. In addition, the parties exchanged general releases and indemnifications. In connection with the Merger, Parent also made payments to certain other executives of CPI.

              The purchase price for the Merger was determined through negotiations between the parties. Other than an obligation of CPI to an affiliate of Parent in connection with the purchase of raw materials, prior to the transactions described herein, there was no material relationship between Parent or Sub and the Registrant or CPI or any of their respective affiliates, directors or officers, or any associate of any such officer or director.


SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995

             This Report contains, in addition to historical information, forward-looking statements including, but not limited to, information relating to the Company's tax loss carry-forward, the Company's intention to locate and acquire other operating assets and to the sufficiency of the Company's working capital and sources of revenue. Actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors and risks. Reference is made to the reports of the Company filed with the Securities and Exchange Commission for further information. Any forward-looking statements are made pursuant to the Private Securities
Litigation Reform Act of 1995, and, as such, speak only as of the date made.
The Company is not undertaking to update any such reports or statements.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of business acquired.

            Not applicable.

(b) Pro forma financial information.

            Pro Forma Condensed Consolidated Balance Sheet - March 31, 2000*

            Notes to Pro Forma Condensed Consolidated Balance Sheet*

            Pro Forma Consolidated Income Statement for the Three Months Ended
            March 31, 2000*

            Pro Forma Revised Historical Consolidated Balance Sheet - December
            31, 1999*

            Pro Forma Revised Pro Forma Consolidated Income Statement for the
            Year Ended December 31, 1999*

            Notes to Pro Forma Consolidated Income Statement*

(c) Exhibits

            2.1 Agreement and Plan of Merger dated as of May 19, 2000 (the
            "Agreement and Plan of Merger") by and among, Connectivity
            Technologies, Inc., a Delaware corporation (the "Company" or the
            "Registrant"), Connectivity Products Incorporated, a Delaware corporation and a 98% owned subsidiary of the Registrant ("CPI"), Rome Group, Inc., a Delaware corporation ("Parent"), and RGCP
            Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"). (A list of exhibits and schedules to the Agreement and Plan of Merger is set forth therein. The
            Registrant agrees to furnish to the Commission supplementally, upon request, a copy of any such exhibits or schedules not otherwise filed herewith.).

            10.1 Subordinated Merger Note Due 2004 dated May 19, 2000 in the principal amount of $1,750,000.00 made by Rome Group, Inc. payable to Connectivity Technologies Inc.

            10.2 Subordinated Tax Refund Note No. 1 Due 2004 dated May 22, 2000 in the principal amount of $584,243.00 made by Rome Group, Inc.
            payable to Connectivity Technologies Inc.

            10.3 Subordination Agreement dated as of May 19, 2000 by and among Connectivity Technologies Inc., Connectivity Products Incorporated,
            Rome Group, Inc. and Rome Cable Corporation.


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*    To be filed by amendment


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            10.4 Subordination Agreement dated as of May 19, 2000 by and among
            Fleet National Bank, Bank One, Michigan, Connectivity Technologies
            Inc. and Rome Group, Inc.

            10.5 Tax Refund Agreement dated as of May 17,2000 by and among Rome
            Group, Inc., RGCP Acquisition Corp., Connectivity Products
            Incorporated, Connectivity Technologies Inc., Fleet National Bank and Bank One Michigan.

            10.6 Cross-Release dated as of May 19, 2000 by and among Rome Group,
            Inc., RGCP Acquisition Corp., Connectivity Products Incorporated and
            Connectivity Technologies Inc.

            10.7 Indemnity Agreement dated as of May 19, 2000 by and among Connectivity Technologies Inc., Rome Group, Inc. and Connectivity
            Products Incorporated.

            10.8 Remediation Agreement dated as of May 19, 2000 by and among Rome Group, Inc., Connectivity Technologies Inc. and Connectivity
            Products Incorporated.




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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         CONNECTIVITY TECHNOLOGIES INC.
                                         (Registrant)


Dated:  June 5, 2000                     By:         /s/ George Buckham
                                                  ----------------------
                                                  Name:  George Buckham
                                                  Title: Secretary


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